Exhibit 99.1

FOR IMMEDIATE RELEASE

OTCQX: DFFN

Diffusion Pharmaceuticals Announces Stock Ticker Symbol Change to DFFN

Charlottesville, Virginia (January 25, 2016) –Diffusion Pharmaceuticals Inc., a clinical stage biotechnology company focused on the development of novel small molecule therapeutics for cancer, today announced that FINRA has approved a change in the Company’s stock symbol. Effective today, the Company’s common shares will commence trading on the OTC Markets under the trading symbol “DFFN” (OTCQX: DFFN). The previous trading symbol was “RESX” (OTCQX: RESX).

David Kalergis, President and CEO of the Company, said, “We are pleased to begin trading under the new DFFN symbol as this marks one of the final steps associated with the merger. Diffusion continues to develop its lead drug, trans sodium crocetinate (TSC), and is on track to commence a Phase III trial in newly diagnosed glioblastoma (GBM) and a Phase II/III trial in pancreatic cancer in 2016.”

About Diffusion Pharmaceuticals

Diffusion Pharmaceuticals is a clinical stage biotechnology company focused on extending the life expectancy of cancer patients by improving the effectiveness of current standard-of-care treatments including radiation therapy and chemotherapy. Diffusion is developing its lead drug, trans sodium crocetinate (TSC), for use in the many cancer types in which tumor hypoxia (oxygen deprivation) is known to diminish the effectiveness of current treatments. TSC targets the cancer’s hypoxic micro-environment, re-oxygenating treatment-resistant tissue and making the cancer cells more vulnerable to the therapeutic effects of treatments such as radiation therapy and chemotherapy, without the apparent addition of any serious side effects. TSC has potential application in other indications involving hypoxia, such as stroke and neurodegenerative diseases.

A Phase II clinical program, completed in the second quarter of 2015, evaluated 59 patients with newly diagnosed glioblastoma multiforme (GBM). The study demonstrated a favorable safety and efficacy profile for TSC combined with standard of care. This trial has been the basis for discussions with the U.S. Food and Drug Administration. A Phase III program in newly diagnosed GBM is expected to commence in 2016. Additional planned studies include a Phase II/III trial in pancreatic cancer, also expected to commence in 2016. A Phase II/III study in brain metastases is also being planned. TSC’s novel mechanism safely re-oxygenates a range of tumor types, so its therapeutic potential is not limited to specific tumors, thereby making it potentially useful to improve current standard-of-care treatments of many life-threatening cancers.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the potential benefits of the transaction between RestorGenex and Diffusion to the RestorGenex stockholders and Diffusion members, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the potential of the combined company’s technology and product candidates, the anticipated timing of future clinical trials, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “would,” “will,” “plans,” “possibility,” “potential,” “future,” “expects,” “anticipates,” “believes,” “intends,” “continue,” “expects,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of RestorGenex and Diffusion may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following the transaction, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be paid out or result in any value to RestorGenex’s stockholders; general business and economic conditions; the combined company’s need for and ability to obtain additional financing; and the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance.  More detailed information on these and additional factors that could affect actual results are described in the combined company’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.  All forward-looking statements in this news release speak only as of the date of this news release and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Diffusion Pharmaceuticals Contacts

David Kalergis

Chief Executive Officer

Diffusion Pharmaceuticals

(434) 220-0718

dkalergis@diffusionpharma.com

Stephanie Carrington

ICR Inc.

(646) 277-1282

Stephanie.Carrington@icrinc.com